UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Synergy Pharmaceuticals Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Synergy Pharmaceuticals Inc.
420 Lexington Avenue, Suite 2012
New York, New York  10170

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 7, 2016

Dear Stockholder:

We are pleased to invite you to attend the annual meeting of stockholders (the “Annual Meeting”) of Synergy Pharmaceuticals Inc. (“Synergy” or the “Company”), which will be held on June 7, 2016 at 9:00 a.m. Eastern Daylight Time at our offices, located at 420 Lexington Avenue, Suite 2012, New York, New York  10170, for the following purposes:

1.             To elect seven (7) members to our Board of Directors;

2.             To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016;

3.             To approve, on an advisory basis, the compensation of the Company’s named executive officers; and

4.             To transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Synergy’s Board of Directors has fixed the close of business on April 11, 2016 as the record date for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

The Company is pleased to take advantage of Securities and Exchange Commission (the “SEC”) rules that allow companies to furnish their proxy materials over the Internet. The Company is mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials and our Annual Report on Form 10-K. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our Annual Report on Form 10-K. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the Annual Report by mail. This process allows the Company to provide its stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance of the Annual Meeting to our stockholders.  Registration and seating will begin at 8:00 a.m.  Shares of common stock can be voted at the Annual Meeting only if the holder thereof is present in person or by valid proxy.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership.  Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.  If you do not plan on attending the Annual Meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided.  Even if you do plan to attend the Annual Meeting, we recommend that you vote your shares at your earliest convenience in order to ensure your representation at the Annual Meeting. Your vote is very important.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 7, 2016 at 9:00 a.m. at 420 Lexington Avenue, Suite 2012, New York, New York 10170.

The proxy statement and annual report to stockholders are available at http://www.pstvote.com/Synergy2016.

By the Order of the Board of Directors

/s/ GARY S. JACOB
Gary S. Jacob, Ph.D.
Chairman of the Board of Directors

Dated: April 20, 2016

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience.  This will ensure the presence of a quorum at the Annual Meeting.  Promptly voting your shares will save Synergy the expenses and extra work of additional solicitation.  An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail.  Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.  Your vote is important, so please act today!

SYNERGY PHARMACEUTICALS INC.
420 LEXINGTON AVENUE, SUITE 2012
NEW YORK, NEW YORK  10170

PROXY STATEMENT FOR THE
2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON June 7, 2016

The Board of Directors (the “Board”) of Synergy Pharmaceuticals Inc. (“Synergy” or the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our offices, located at 420 Lexington Avenue, Suite 2012, New York, New York  10170, on June 7, 2016, at 9:00 a.m. Eastern Daylight Time, including at any adjournments or postponements of the Annual Meeting.  You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement.  However, you do not need to attend the Annual Meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card if you received paper copies of the proxy materials, or follow the instructions below to submit your proxy over the Internet.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the Internet.  Beneficial owners are stockholders whose shares of our common stock are held in the name of a broker, bank or other agent (i.e., in “street name”).  Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about April 20, 2016 to our beneficial owners and stockholders of record who owned our common stock at the close of business on April 11, 2016.  Beneficial owners and stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice or request that a printed set of the proxy materials be sent to them by following the instructions in the Notice.  Beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I Receive a Notice of Internet Availability of Proxy Materials in the Mail instead of a Full Set of Proxy Materials?

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet.  Accordingly, we have sent to our stockholders of record a Notice of Internet Availability of Proxy Materials.  Instructions on how to access the proxy materials over the Internet free of charge or to request a paper copy may be found in the Notice.  Our stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis.  A stockholder’s election to receive proxy materials by mail or electronically will remain in effect until the stockholder changes the stockholder’s election.

What Does it Mean if I Receive More than One Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

How do I attend the Annual Meeting?

The Annual Meeting will be held on June 7, 2016, at 9:00 a.m. Eastern Daylight Time at our offices, located at 420 Lexington Avenue, Suite 2012, New York, New York 10170. Directions to the Annual Meeting may be found at the back of this Proxy Statement. Information on how to vote in person at the Annual Meeting is discussed below.

Who is Entitled to Vote?

The Board has fixed the close of business on April 11, 2016 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.  On the Record Date, there were 149,821,088 shares of common stock outstanding.  Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Philadelphia Stock Transfer, Inc., you are the “record holder” of those shares.  If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization.  The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

What is the Difference Between the Synergy Securities that are Traded Under the NASDAQ Trading Symbols “SGYP,” “SGYPU” and “SGYPW” and How is Each Voted?

Our common stock is listed and trades on The NASDAQ Global Select Market under the symbol “SGYP.” The units of securities we sold in our public offering that was closed on December 6, 2011, are listed and trade on The NASDAQ Capital Market under the symbol “SGYPU.” Each unit consists of two shares of our common stock and one warrant to purchase one share of common stock. A holder of units has one vote for each of the two shares in the unit. The warrants we sold in the public offering are listed and trade on The NASDAQ Capital Market under the symbol “SGYPW.” The warrants do not have voting rights.

Who May Attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting.  If your shares of common stock are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

What am I Voting on?

There are three matters scheduled for a vote:

1.             To elect seven (7) members to our Board of Directors;

2.             To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016; and

3.             To approve, on an advisory basis, the compensation of the Company’s named executive officers.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How Do I Vote?

Stockholders of Record

For your convenience, record holders of our common stock have three methods of voting:

1.             Vote by Internet.  The website address for Internet voting is on your vote instruction form.

2.             Vote by mail.  Mark, date, sign and promptly mail the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3.             Vote in person.  Attend and vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name

For your convenience, beneficial owners of our common stock have three methods of voting:

1.             Vote by Internet.  The website address for Internet voting is on your vote instruction form.

2.             Vote by mail.  Mark, date, sign and promptly mail your vote instruction form (a postage-paid envelope is provided for mailing in the United States).

3.             Vote in person.  Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

If you vote by Internet, please DO NOT mail your proxy card.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting.  If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board recommends on each of the enumerated proposals, with regard to any other matters that may be properly presented at the Annual Meeting and on all matters incident to the conduct of the Annual Meeting.  If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person.  If you are a street name stockholder and wish to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares.  All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How Many Votes do I Have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Is My Vote Confidential?

Yes, your vote is confidential.  Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote.  This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum.  A quorum is present when a majority of the shares entitled to vote, as of the Record Date, are represented in person or by proxy.  Thus, 74,910,544 shares must be represented in person or by proxy to have a quorum at the Annual Meeting.  Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting.  If there is not a quorum at the Annual Meeting, either the chairperson of the Annual Meeting or our stockholders entitled to vote at the Annual Meeting may adjourn the Annual Meeting.

How Will my Shares be Voted if I Give No Specific Instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.             “For” the election of each of the seven (7) members to our Board of Directors;

2.             “For” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016; and

3.             “For” the approval, on an advisory basis, of our named executive officer compensation.

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “For,” “Withhold” and broker non-votes; and, with respect to the other proposals, votes “For” and “Against,” abstentions and broker non-votes. Broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on such proposals.

What is a Broker Non-Vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares.  If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals (discussed in the next question), your broker will vote your shares as recommended by the Board.  If you do not provide voting instructions, your shares will not be voted on any “non-routine” proposals.  This vote is called a “broker non-vote.”  Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on these proposals.

Brokers cannot use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients.  Please submit your vote instruction form so your vote is counted.

Which Proposals are Considered “Routine” or “Non-Routine”?

Proposal 2, the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016, is considered a “routine” proposal.  All of the other proposals to be voted upon at the Annual Meeting are considered “non-routine”, and if you do not provide voting instructions, your shares will be treated as broker non-votes and, therefore, will have no effect on such proposals.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Annual Meeting. Our By-Laws provide that an action of our stockholders (other than the election of directors) is approved if a majority of the number of shares of stock entitled to vote present thereat vote in favor of such action. Therefore, abstentions will have the same effect as a vote “against” Proposal 2, the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016, and “against” Proposal 3, the approval, on an advisory basis, of the compensation of our named executive officers.

How Many Votes are Needed for Each Proposal to Pass?

Proposal	Vote Required	Broker Discretionary Vote Allowed
Election of each of the seven (7) members to our Board of Directors	Plurality of the votes cast (the seven directors receiving the most “For” votes)	No
Ratification of the Appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2016	A majority of the votes entitled to vote thereon and present at the Annual Meeting	Yes
Approval, on an advisory basis, of the compensation of the Company’s named executive officers	A majority of the votes entitled to vote thereon and present at the Annual Meeting	No

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees.  With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal.  You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Secretary of Synergy Pharmaceuticals by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting.  All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Synergy Pharmaceuticals Inc., 420 Lexington Avenue, Suite 2012, New York, New York 10170, Attention: Secretary, or by facsimile at 212-297-0019.  Your most current proxy card or Internet proxy is the one that will be counted.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us.  In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person.  Such persons will receive no compensation for their services other than their regular salaries.  Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

Do I Have Dissenters’ Rights of Appraisal?

Synergy stockholders do not have appraisal rights under Delaware law or under Synergy’s governing documents with respect to the matters to be voted upon at the Annual Meeting.

How can I Find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are Stockholder Proposals Due for the 2017 Annual Meeting?

Any appropriate proposal submitted by a stockholder and intended to be presented at the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) must be submitted in writing to the Company’s Secretary at 420 Lexington Avenue, Suite 2012, New York, New York 10170, and received no earlier than April 8, 2017but no later than March 9, 2017 to be includable in the Company’s proxy statement and related proxy for the 2017 Annual Meeting.  However, if the date of the 2017 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from, June 7, 2017, to be considered for inclusion in proxy materials for our 2017 Annual Meeting, a stockholder proposal must be submitted in writing to the Company’s Secretary at 420 Lexington Avenue, Suite 2012, New York, New York 10170, on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company for the 2017 Annual Meeting. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials.  Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Do the Company’s Officers and Directors have an Interest in Any of the Matters to Be Acted Upon at the Annual Meeting?

Members of the Board have an interest in Proposal 1, the election to the Board of the seven director nominees set forth herein, as each of the nominees is currently a member of the Board.  Members of the Board and executive officers of Synergy do not have any interest in Proposal 2, the ratification of the appointment of our independent registered public accounting firm. The executive officers of Synergy have an interest in Proposal 3, to the extent that the Board will consider the results of the non-binding advisory vote with respect to making determinations about named executive officers’ compensation.

PROPOSAL 1

ELECTION OF DIRECTORS

Synergy’s By-laws currently specify that the number of directors shall consist of one or more members, the exact number of which shall initially be fixed from time to time by the Board of Directors (the “Board”). Synergy’s Board currently consists of seven (7) persons and all of them have been nominated by Synergy to stand for re-election. Each director is elected or nominated to the Board until the following annual meeting of stockholders and until his successor has been elected and qualified or until the director’s earlier resignation or removal.

The Board, based on the recommendation of the Nominating and Corporate Governance Committee, has nominated Gary S. Jacob, Melvin K. Spigelman, John P. Brancaccio, Thomas H. Adams, Alan F. Joslyn, Richard J. Daly and Timothy S. Callahan for election as directors of Synergy. Christopher McGuigan passed away in March 2016 and he will not stand for reelection as a director at the Annual Meeting. To fill this vacancy in the open directorship, the Nominating and Corporate Governance Committee has begun a search for a new director candidate. All of the nominees are existing directors of Synergy and each of the nominees has consented to being named as a nominee for director of Synergy and has agreed to serve if elected.

At the Annual Meeting, the stockholders will elect seven directors to hold office until the 2017 annual meeting of stockholders.  Directors are elected by a plurality of votes cast by stockholders.  In the event the nominees are unable or unwilling to serve as directors at the time of the Annual Meeting, the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced in accordance with the By-Laws of the Company.  The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Assuming a quorum is present, the seven nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company for the ensuing year.  Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below.  In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information with Respect to Director Nominees

Listed below are the current directors who are nominated to hold office until their successors are elected and qualified, and their ages as of April 18, 2016.

Name	Age	Position
Gary S. Jacob	69	Chairman, President, Chief Executive Officer
Melvin K. Spigelman	67	Director
John P. Brancaccio	68	Director
Thomas H. Adams	73	Director

Alan F. Joslyn	57	Director
Richard J. Daly	55	Director
Timothy S. Callahan	45	Director

Gary S. Jacob, Ph.D. has served as our President, Chief Executive Officer and a Director since July 2008 and as Chairman since September 2013. Since May 2013, Dr. Jacob has also been serving as Chairman of our previously wholly-owned subsidiary, ContraVir Pharmaceuticals, Inc., a biopharmaceutical drug development company and was Chief Executive Officer of ContraVir from May 2013 until March 2014. Dr. Jacob served as Chief Executive Officer of Callisto Pharmaceuticals, Inc. from May 2003 until January 2013 and a director from October 2004 until January 2013. Dr. Jacob currently serves as a director of Trovagene, Inc., a diagnostics company. Dr. Jacob has over twenty-five years of experience in the pharmaceutical and biotechnology industries across multiple disciplines including research & development, operations and business development. Prior to 1999, Dr. Jacob served as a Monsanto Science Fellow, specializing in the field of glycobiology, and from 1997 to 1998 was Director of Functional Genomics, Corporate Science & Technology, at Monsanto Company.  Dr. Jacob also served from 1990 to 1997 as Director of Glycobiology at G.D. Searle Pharmaceuticals Inc. During the period of 1986 to 1990, he was Manager of the G.D. Searle Glycobiology Group at Oxford University, England. Dr. Jacob’s broad management expertise in the pharmaceutical and biotechnology industries provides relevant experience in a number of strategic and operational areas and led to the Board’s conclusion that he should serve as a director of our company.

Melvin K. Spigelman, M.D. has served as a director of our company since August 2008. Since January 2009, Dr. Spigelman has served as President and CEO and from June 2003 to December 2008 as Director of Research and Development for the Global Alliance for TB Drug Development, a non-profit organization which seeks to accelerate the discovery and development of faster-acting and affordable drugs to fight tuberculosis. Dr. Spigelman was President of Hudson-Douglas Ltd, a consulting company, from June 2001 to June 2003. From 2000 to 2001, Dr. Spigelman served as a Vice President, Global Clinical Centers at Knoll Pharmaceuticals, a pharmaceutical unit of BASF Pharma, and from 1992 to 2000, Dr. Spigelman was the Vice President of Research and Development at Knoll. Dr. Spigelman has been a director of The Medicines Company since September 2005. Dr. Spigelman received a B.A. in engineering from Brown University and an M.D. from The Mount Sinai School of Medicine. Dr. Spigelman’s expertise in drug development and management qualifies him to serve as a director of our company.

John P. Brancaccio, a retired CPA, has served as a director of our company since July 2008. Since May 2013, Mr. Brancaccio has also been serving as a Director of our previously wholly-owned subsidiary, ContraVir Pharmaceuticals, Inc., a biopharmaceutical drug development company. Since April 2004, Mr. Brancaccio has been the Chief Financial Officer of Accelerated Technologies, Inc., an incubator for medical device companies. From May 2002 until March 2004, Mr. Brancaccio was the Chief Financial Officer of Memory Pharmaceuticals Corp., a biotechnology company. From 2000 to 2002, Mr. Brancaccio was the Chief Financial Officer/Chief Operating Officer of Eline Group, an entertainment and media company. Mr. Brancaccio is currently a director of Tamir Biotechology, Inc. as well as a director of

Trovagene, Inc. Mr. Brancaccio’s chief financial officer experience provides him with valuable financial and accounting expertise which the Board believes qualifies him to serve as a director of our company.

Thomas H. Adams, Ph.D. has served as a director of our company since July 2008. Since June 2005, Dr. Adams has served as a director of IRIS International, Inc., a diagnostics company, and as Chief Technology Officer of IRIS from April 2006 until November 2012 when it was acquired by Danaher Corporation. Dr. Adams served as Chairman and Chief Executive Officer of Leucadia Technologies, a privately held medical-device company, from 1998 to April 2006, when Leucadia was acquired by IRIS. In 1989, Dr. Adams founded Genta, Inc., a publicly held biotechnology company in the field of antisense technology, and served as its Chief Executive Officer until 1997. Dr. Adams founded Gen-Probe, Inc. in 1984 and served as its Chief Executive Officer and Chairman until its acquisition by Chugai Biopharmaceuticals, Inc. in 1989. Before founding Gen-Probe, Dr. Adams held management positions at Technicon Instruments and the Hyland Division of Baxter Travenol. He has significant public-company experience serving as a director of Biosite Diagnostics, Inc., a publicly held medical research firm, from 1989 to 1998 and as a director of Invitrogen, a publicly held company that develops, manufactures and markets research tools and products, from 2000 to 2002. Dr. Adams currently serves as a director of Xifin, Inc., a private lab billing company and Interim Chief Executive Officer and Chairman of the Board of Trovagene, Inc. Dr. Adams holds a Ph.D. in Biochemistry from the University of California, at Riverside. Dr. Adams’s executive leadership, particularly in the healthcare field, and the extensive healthcare expertise he has developed qualifies Dr. Adams to serve as a director of our company.

Alan F. Joslyn, Ph.D. has served as a director of our company since October 2009. Since April 2014, Dr. Joslyn has been a partner in Lazarus Pharmaceuticals, LLC. From March 2010 to April 2014, Dr. Joslyn was a drug development consultant to Sentinella Pharmaceuticals. From August 2009 to October 2012 Dr. Joslyn served as the Chief Executive Officer of Edusa Pharmaceuticals, a privately held biotechnology company. From March 2007 to March 2009, Dr. Joslyn served as President and Chief Executive Officer of Mt. Cook Pharma and as Senior Vice President of Research & Development at Penwest Pharmaceuticals from 2004 to 2007. From 1995 to 2004, Dr. Joslyn held a number of leadership positions within Johnson & Johnson focusing on development of gastroenterology products including Propulsid®, Motilium®, Aciphex® and prucalopride. Dr. Joslyn received his B.S. in medicinal chemistry, B.A. in biology and Ph.D. in biochemical pharmacology from the State University of New York at Buffalo. Dr. Joslyn’s extensive expertise in gastroenterology and product development qualifies Dr. Joslyn to serve as a director of our company.

Richard J. Daly has served as a director of our company since June 2015. Mr. Daly has over 20 years of commercial pharmaceutical experience working in positions of progressive responsibility in sales, marketing and operations. Recently, Mr. Daly was the President of U.S. Diabetes for the joint alliance between Bristol-Myers Squibb and AstraZeneca. In the past, Mr. Daly was a founding partner and board member of SagePath Partners LLC, a commercial outsourcing provider to the pharmaceutical industry that was successfully sold to Ashfield Commercial & Medical Services in 2013. During his 13-year tenure at Takeda Pharmaceuticals, he served as Executive Vice President with P&L responsibility for businesses across the U.S., Canada, and Central/South America. Earlier in his career, he served in the sales organizations at Merrell-Dow Pharmaceuticals (now part of Sanofi) and TAP Pharmaceuticals (formerly a division of Abbott Labs) in sales, marketing, operations and senior leadership positions at TAP and Takeda. Mr. Daly currently serves on the board of Catalyst Pharmaceuticals and Andean Health & Development. Mr. Daly holds a BS in Microbiology from The University of Notre Dame and an MBA from Northwestern University’s Kellogg School of Management. Mr. Daly’s executive leadership, particularly in the healthcare field, and the extensive healthcare expertise he has developed qualifies Mr. Daly to serve as a director of our company.

Timothy S. Callahan has served as a director of our company since June 2015. Mr. Callahan is a global life sciences business leader with over 21 years of experience in pharmaceutical and biologic commercialization, most recently with the Actavis organization.  From 2013-2014 he served as Senior Vice President, Commercial Operations where he played a leadership role in the transformation of the Actavis brand business into a $7B/year division with a focus in Gastroenterology, Women’s Health, Urology, Dermatology, and other specialty markets.  From 2010-2012, Mr. Callahan served as Vice President, International Brands & Biologics Marketing at Actavis, and from 2003-2009 he served as Vice President, Sales & Marketing for the company’s Nephrology division.  Earlier in his career, Mr. Callahan held positions of increasing responsibility in commercial leadership at Watson Pharmaceuticals and Schein Pharmaceutical. Mr. Callahan was educated at Cornell University and holds a Bachelor of Science degree in Applied Economics and Business Management.  Mr. Callahan’s extensive expertise in gastroenterology product development qualifies Mr. Callahan to serve as a director of our company.

Information Regarding the Board of Directors and Corporate Governance

Family Relationships and Other Arrangements

There are no family relationships among our directors and executive officers.  There are no arrangements or understandings between or among our executive officers and directors pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

Board Responsibilities and Structure

The Board oversees, counsels and directs management in the long-term interest of Synergy and its stockholders.  The Board’s responsibilities include establishing broad corporate policies and reviewing the overall performance of Synergy.  The Board is not, however, involved in the operating details on a day-to-day basis.

Board Committees and Charters

The following table identifies the independent and non-independent Board and Committee members during fiscal year 2015 in accordance with NASDAQ Listing Rule 5605(a)(2):

Name	Independent	Audit	Compensation	Corporate Governance/ Nominating	Commercial	External Communication Oversight
Gary S. Jacob
Melvin K. Spigelman	☒	☒	☒			☒*
John P. Brancaccio	☒	☒*	☒	☒*
Thomas H. Adams	☒		☒*	☒
Alan F. Joslyn	☒					☒
Richard J. Daly	☒		☒		☒
Timothy S. Callahan	☒	☒			☒

* Committee Chairman

Meetings of the Board of Directors and Committees

During the fiscal year ended December 31, 2015, the Board held a total of [*] meetings and acted by unanimous written consent 3 times, the Audit Committee held a total of 4 meetings and did not take any action by unanimous written consent, the Compensation Committee held a total of 5 meetings and acted by unanimous written consent 13 times, the Corporate Governance/Nominating Committee held a total of 0 meetings and acted by unanimous written consent 1 time.  None of our incumbent directors attended fewer than 75% of the total number of meetings held by the Board and the committees on which, and for the period during which, the director served during fiscal year 2015.

Policy Regarding Attendance at Annual Meetings of Stockholders

Synergy does not have a policy with regard to Board members’ attendance at annual meetings.

Board Leadership Structure and Role in Risk Oversight

From July 2008 until September 30, 2013, we separated the roles of Chairman of the Board and Chief Executive Officer. Although the separation of roles was appropriate for us during that period of time, in the view of the board of directors, the rationale for the separation of these roles depended upon the specific circumstances and dynamics of our leadership at that point in time.

The board of directors, as a unified body and through committee participation, organizes the execution of its monitoring and oversight roles and does not expect its Chairman to organize those functions. The board of directors has four standing committees—Audit, Compensation, Corporate Governance/Nominating and External Communication Oversight. The membership of each of the board committees is comprised of independent directors, with each of the committees having a separate chairman, each of whom is an independent director. Our non-management members of the board of directors meet in executive session at each board meeting.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of risks the company faces, while the board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The board of directors believes that establishing the right “tone at the top” and that full and open communication between executive management and the board of directors are essential for effective risk management and oversight. Our CEO communicates frequently with members of the board to discuss strategy and challenges facing the company. Senior management usually attends our regular quarterly board meetings and is available to address any questions or concerns raised by the board of directors on risk management-related and any other matters. Each quarter, the board of directors receives presentations from senior management on matters involving our areas of operations.

Director Independence

The Board has determined that a majority of the Board consists of members who are currently “independent” as that term is defined under NASDAQ Listing Rule 5605(a)(2).  The Board considers Messrs. Spigelman, Brancaccio, Joslyn, Daly and Callahan and Adams to be “independent”.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Audit Committee’s responsibilities include: (i) reviewing the independence, qualifications, services, fees, and performance of the independent registered public accountants, (ii) appointing, replacing and discharging the independent auditors, (iii) pre-approving the professional services provided by the independent auditors, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent auditors, and (v) reviewing our financial reporting and accounting policies, including any significant changes, with management and the independent auditors. The Audit Committee also prepares the Audit Committee report that is required pursuant to the rules of the SEC.

The Audit Committee currently consists of John P. Brancaccio, chairman of the Audit Committee, Timothy S. Callahan and Melvin K. Spigelman. Under the applicable rules and regulations of NASDAQ, each member of a company’s audit committee must be considered independent in accordance with NASDAQ Listing Rule 5605(c)(2)(A)(i) and (ii) and Rule 10A-3(b)(1) under the Exchange Act. The Board has determined that each of Mr. Brancaccio, Mr. Callahan and Mr. Spigelman is “independent” as that term is defined under applicable NASDAQ and SEC rules.  Mr. Brancaccio is our audit committee financial expert.  The Board has adopted a written charter setting forth the authority and responsibilities of the Audit Committee, which is available on our website at http://www.synergypharma.com under “Investors”.

Compensation Committee

The Compensation Committee has responsibility for assisting the board of directors in, among other things, evaluating and making recommendations regarding the compensation of the executive officers and directors of our company; assuring that the executive officers are compensated effectively in a manner consistent with our stated compensation strategy; producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the SEC; periodically evaluating the terms and administration of our incentive plans and benefit programs, and monitoring of compliance with the legal prohibition on loans to our directors and executive officers.

The Compensation Committee currently consists of Thomas H. Adams, chairman of the Compensation Committee, John P. Brancaccio, Richard J. Daly and Melvin K. Spigelman.  The Board has determined that all of the members are “independent” under NASDAQ Listing Rule 5602(a)(2).  The Board has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee, which is available on our website at http://www.synergypharma.com under “Investors”.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee was, during 2015, an officer or employee of ours, was formerly an officer of ours or had any relationship requiring disclosure by us under Item 404 of Regulation S-K. No interlocking relationship as described in Item 407(e)(4) of Regulation S-K exists between any of our executive officers or Compensation Committee members, on the one hand, and the executive officers or compensation committee members of any other entity, on the other hand, nor has any such interlocking relationship existed in the past.

Corporate Governance/Nominating Committee

The Corporate Governance/Nominating Committee has responsibility for assisting the Board in, among other things, (i) effecting Board organization, membership and function, including identifying qualified board nominees, (ii) effecting the organization, membership and function of the committees of the Board, including the composition of the committees of the Board and recommending qualified candidates for the committees of the Board, (iii) evaluating and providing successor planning for the chief executive officer and our other executive officers, (iv) identifying and evaluating candidates for director in accordance with certain general and specific criteria, and (v) developing and recommending to the Board Corporate Governance Guidelines and any changes thereto, setting forth the corporate governance principles applicable to us, and overseeing compliance with the our Corporate Governance Guidelines. The Corporate Governance/Nominating Committee is responsible for identifying and evaluating candidates for director.  Potential nominees are identified by the Board based on the criteria, skills and qualifications that are deemed appropriate by the Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee believes that candidates for director should have certain minimum qualifications, including high character and integrity, an inquiring mind and vision, willingness to ask hard questions, ability to work well with others, freedom from conflicts of interest, willingness to devote sufficient time to the Company’s affairs, diligence in fulfilling his or her responsibilities and the capacity and desire to represent the best interests of the Company and our stockholders as a whole and not primarily a special interest group or constituency. While our nominating criteria does not prescribe specific diversity standards, the Corporate Governance/Nominating Committee and its independent members seek to identify nominees that have a variety of perspectives, professional experience, education, difference in viewpoints and skills, and personal qualities that will result in a well-rounded Board.

The Corporate Governance/Nominating Committee currently consists of John Brancaccio, chairman of the Corporate Governance/Nominating Committee and Thomas Adams. The Board of Directors has determined that all of the members are “independent” under NASDAQ Listing Rule 5605(a)(2). The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Corporate Governance/Nominating Committee. A copy of this charter is available at our web site www.synergypharma.com under “Investors”.

External Communication Oversight Committee

The External Communication Oversight Committee (ECOC) has responsibility for (a) establishing, monitoring and reviewing our communication policy, inclusive of communications with shareholders, brokers and analysts, investment banks, and the public, (b) review and advise on new information initiatives, inclusive of formulating key messages, press releases, fact sheets and other digital and print communications related to us, (c) monitor and ensure the accuracy and consistency of all communications platforms related to us, (d) identify and recommend consultancy groups to assist management with promoting us, to relevant groups, (e) assist management in executing the strategies and policies formulated by ECOC, and (f) regularly review and make recommendations to the Board of Directors about composition and charter of the ECOC.

The External Communication Oversight Committee currently consists of Melvin K. Spigelman, chairman of the External Communication Oversight Committee and Alan Joslyn.

Commercial Committee

The Commercial Committee was established to assist the Board of Directors in making sound decisions with respect to the transition from development stage to commercial stage organization.  The responsibilities of the committee include: (i) supporting the build-out of our commercial organization, (ii) ensuring commercial plans are consistent with the our goals and objectives, (iii) making recommendations as to alternative paths to commercialization that could be considered, (iv) participating in select commercial team planning sessions to advise regarding corporate strategy, (v)  ensuring that proper commercial compliance measures are built into planning activities, and (vi)  providing other support as requested by the Board of Directors in maximizing the value of our commercial assets.  The Committee meets on an ad hoc basis using its judgment, to fulfill its duties and responsibilities (including via teleconference or other electronic means of communication.)

The Commercial Committee currently consists of Timothy S. Callahan and Richard J.  Daily.

Code of Business Conduct and Ethics

We have adopted a formal Code of Business Conduct and Ethics applicable to all Board members, officers and employees. Our Code of Business Conduct and Ethics can be found on our website at http://www.synergypharma.com under “Investors”. A copy of our Code of Business Conduct and Ethics may be obtained without charge upon written request to Secretary, Synergy Pharmaceuticals Inc., 420 Lexington Avenue, Suite 2012, New York, New York 10170.  If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website (www.Synergy.com) and/or in our public filings with the SEC.

Stockholder Communications

Synergy does not have a formal procedure for stockholder communication with its Board of Directors. Stockholders who wish to contact an individual director, the Board of Directors, or a committee of the Board of Directors should send their correspondence to Synergy Pharmaceuticals Inc., 420 Lexington Avenue, Suite 2012, New York, New York 10170, Attention: Board of Directors. Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. Synergy will initially receive and process communications before forwarding them to the addressee. Synergy generally will not forward to its directors a stockholder communication that it determines to be primarily commercial in nature or may be abusive, threatening or otherwise inappropriate.

Additional Information for Submission of Nominations for Director

Our By-laws require that a stockholder who wishes to nominate an individual for election as a director at our Annual Meeting of Stockholders must give us advance written notice not less than 60 days prior to the anniversary date of the prior year’s Annual Meeting of Stockholders and not more than 90 days prior to the anniversary date of the prior year’s Annual Meeting of Stockholders, and must be a stockholder of record on the date of the giving of the required notice and on the record date for the determination of stockholders entitled to vote at that meeting.

The stockholder’s notice must provide as to each person whom the stockholder proposes to nominate for election as a director:

•                  the name, age, business address and residence address of the person;

•                  the principal occupation or employment of the person;

•                  the class or series and number of shares of our capital stock that are owned beneficially or of record by the person; and

•                  any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

In addition, as to the stockholder giving the notice, the stockholder must indicate:

•                  the name and record address of such stockholder;

•                  the class or series and number of shares of our capital stock that are owned beneficially or of record by such stockholder;

•                  a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names and addresses) pursuant to which the nominations(s) are to be made by such stockholder;

•                  a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

•                  any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

This notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. All notices must be delivered or mailed to the Secretary, Synergy Pharmaceuticals Inc., 420 Lexington Avenue, Suite 2012, New York, New York 10170.

Vote Required

Under applicable Delaware law, the election of each nominee requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL 1.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2016

The Board has appointed BDO USA, LLP (“BDO”) to serve as our independent registered public accounting firm for the year ending December 31, 2016.  BDO has provided services in connection with the audit of Synergy’s financial statements for the years ended December 31, 2008 through December 31, 2015.

The Audit Committee and the board are requesting, as a matter of policy, that stockholders ratify the selection of BDO. The Audit Committee and the board are not required to take any action as a result of the outcome of the vote on this proposal. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Synergy and its stockholders. If the appointment is not ratified, the Board will consider its options.

A representative of BDO is expected to be present via telephone conference at the Annual Meeting.  He or she will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The aggregate fees billed to the Company by BDO, the Company’s independent registered public accounting firm, for the indicated services for each of the last two fiscal years were as follows:

	2015	2014
Audit fees(1)	$256,625	$430,425
Tax fees(2)	$40,460	$38,950
Other fees(3)	$—	$73,750
Total fees	$297,005	$543,125

(1)         Audit fees consist of fees for professional services performed by BDO for the audit and review of our financial statements, including consents for registration statements.

(2)         Tax fees consist of fees for professional services performed by BDO with respect to tax compliance.

(3)         Other fees consist of fees for professional services performed by BDO in connection with the spin-off, audit and review services of our previously wholly-owned subsidiary, ContraVir Pharmaceuticals, Inc.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm on a case-by-case basis.  Our

Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants.  No non-audit services were performed by our independent registered public accounting firm during the fiscal years ended December 31, 2015 and 2014.  Our Audit Committee pre-approves these services by category and service.  Our Audit Committee has pre-approved all of the services provided by our independent registered public accounting firm.

Vote Required

The affirmative vote of a majority of the shares (by voting power) present in person at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting is required to approve the ratification of the appointment of BDO USA, LLP as Synergy’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee is comprised of three independent directors (as defined under NASDAQ Listing Rule 5605(a)(2)).  The Audit Committee operates under a written charter, which is available on our website at http://www.synergypharma.com under “Investors”.

We have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2015.

We have discussed with BDO USA, LLP, the Company’s independent registered public accounting firm, the matters as required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 16 (Communications with Audit Committees).

We have received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the PCAOB regarding BDO USA, LLP’s communications with the Audit Committee concerning independence, and have discussed with BDO USA, LLP, their independence from management and the Company.

Based on the review and discussions referred to above, we recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on

Form 10-K for the fiscal year ended December 31, 2015 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
John Brancaccio, Chairman
Timothy S. Callahan
Melvin K. Spigelman

PROPOSAL 3

ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act entitle Synergy’s stockholders to vote to approve, on an advisory basis, the compensation of Synergy’s Named Executive Officers as disclosed in this Proxy Statement pursuant to SEC rules. In accordance with these requirements, at our Annual Meeting of Stockholders held in January 2013, a majority of our stockholders voted in favor of holding an advisory vote to approve executive compensation every three years. The Board considered the voting results on that proposal and determined to hold future advisory votes on the compensation of our named executive officers every three years.

Synergy’s executive compensation programs are designed to (1) motivate and retain executive officers, (2) reward the achievement of Synergy’s short-term and long-term performance goals, (3) establish an appropriate relationship between executive pay and short-term and long-term performance, and (4) align executive officers’ interests with those of Synergy’s stockholders. Under these programs, Synergy’s executive officers are rewarded for the achievement of specific financial operating goals established by the Compensation Committee and the realization of increased stockholder value. Please read the section of this Proxy Statement entitled “Executive Compensation” for additional details about Synergy’s executive compensation programs, including information about the fiscal year 2015 compensation of Synergy’s Named Executive Officers.

The Compensation Committee continually reviews the compensation programs for Synergy’s executive officers to ensure they achieve the desired goals of aligning Synergy’s executive compensation structure with Synergy’s stockholders’ interests and current market practices.

Synergy is asking Synergy’s stockholders to indicate their support for Synergy’s Named Executive Officer compensation as disclosed in this Proxy Statement and the accompanying Annual Report on Form 10-K for the fiscal year ended December 31, 2015. This proposal, commonly known as a “say-on-pay” proposal, gives Synergy’s stockholders the opportunity to express their views on Synergy’s executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of Synergy’s Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement and the accompanying Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Accordingly, Synergy asks its stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to Synergy’s Named Executive Officers, as disclosed in Synergy’s Proxy Statement for the 2016 Annual Meeting of Stockholders and the accompanying Annual Report on Form 10-K for the fiscal year ended December 31, 2015 pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of Synergy’s stockholders and to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this Proxy Statement and the accompanying Annual Report on Form 10-K for the fiscal year ended December 31, 2015, Synergy will consider Synergy’s stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE SYNERGY BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE COMPENSATION OF SYNERGY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED UNDER THE HEADING “EXECUTIVE COMPENSATION,” AND THE RELATED DISCLOSURES CONTAINED IN THIS PROXY STATEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of April 11, 2016 by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) our named executive officers and (iv) all directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Synergy Pharmaceuticals Inc., 420 Lexington Avenue, Suite 2012, New York, NY 10170.

Name of Beneficial Owner	Number of Shares		Percentage(1)
Executive officers and directors:

Gary S. Jacob, Ph.D.	2,983,177	(2)	2.0%
Kunwar Shailubhai, Ph.D.	1,210,819	(3)	*
Patrick Griffin	325,000	(4)	*
Troy Hamilton	125,000	(4)	*
John Brancaccio	292,646	(5)	*
Thomas Adams	206,799	(4)	*
Melvin K. Spigelman, M.D.	283,000	(4)	*
Alan F. Joslyn	105,373	(4)	*
Richard J. Daly	0		—
Timothy Callahan	0		—
All Officers and Directors as a Group (10 persons)	5,531,814	(6)	3.6%
5% or greater holders:

R. Merrill Hunter	7,831,057	(7)	5.2%

*less than 1%

(1)  Based on 149,821,088 shares outstanding on April 11, 2016.

(2)  Consists of 396,999 shares of common stock, 50,413 shares of common stock issuable upon exercise of warrants and 2,535,765 shares of common stock issuable upon exercise of stock options.

(3)  Consists of 88,017 shares of common stock, 12,788 shares of common stock issuable upon exercise of warrants and 1,110,014 shares of common stock issuable upon exercise of stock options.

(4)  Consists of shares of common stock issuable upon exercise of stock options.

(5)  Includes 272,202 shares of common stock issuable upon exercise of stock options.

(6) Includes 4,963,153 shares of common stock issuable upon exercise of stock options and 63,201 shares of common stock issuable upon exercise of warrants.

(7) Includes 462,500 shares of common stock issuable upon exercise of warrants.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting and investment power with respect to securities. Beneficial ownership determined in this manner may not constitute ownership of such securities for other purposes or indicate that such person has an economic interest in such securities.

Executive Officers

The names of our executive officers and their ages as of April 11, 2016, positions, and biographies are set forth below.  Dr. Jacob’s background is discussed under the section “Information with Respect to Director Nominees”.

Name	Age	Position

Gary S. Jacob	69	Chairman, President, Chief Executive Officer
Gary S. Sender	54	Executive Vice President and Chief Financial Officer
Kunwar Shailubhai	57	Chief Scientific Officer
Bernard F. Denoyer	68	Senior Vice President, Finance, Secretary
Patrick Griffin	60	Executive Vice President and Chief Medical Officer
Troy Hamilton	44	Executive Vice President and Chief Commercial Officer
Marino Garcia	49	Executive Vice President and Chief Strategy Officer

Gary S. Jacob, Ph.D. has served as our President, Chief Executive Officer and a Director since July 2008 and as Chairman since September 2013. Since May 2013, Dr. Jacob has also been serving as Chairman of our previously wholly-owned subsidiary, ContraVir Pharmaceuticals, Inc., a biopharmaceutical drug development company and was Chief Executive Officer of ContraVir from May 2013 until March 2014. Dr. Jacob served as Chief Executive Officer of Callisto Pharmaceuticals, Inc. from May 2003 until January 2013 and a director from October 2004 until January 2013. Dr. Jacob currently serves as a director of Trovagene, Inc., a diagnostics company. Dr. Jacob has over twenty-five years of experience in the pharmaceutical and biotechnology industries across multiple disciplines including research & development, operations and business development. Prior to 1999, Dr. Jacob served as a Monsanto Science Fellow, specializing in the field of glycobiology, and from 1997 to 1998 was Director of Functional Genomics, Corporate Science & Technology, at Monsanto Company.  Dr. Jacob also served from 1990 to 1997 as Director of Glycobiology at G.D. Searle Pharmaceuticals Inc. During the period of 1986 to 1990, he was Manager of the G.D. Searle Glycobiology Group at Oxford University, England. Dr. Jacob’s broad management expertise in the pharmaceutical and biotechnology industries provides relevant experience in a number of strategic and operational areas and led to the Board’s conclusion that he should serve as a director of our company.

Gary S. Sender, has served as our Chief Financial Officer since November 2015.  Mr. Sender has over 25 years of financial leadership experience in the pharmaceutical and biopharmaceutical industries, most recently at Shire plc. From 2009-2015, Mr. Sender served as Senior Vice President, Finance supporting its Specialty Pharmaceuticals business and subsequently its  Global Commercial businesses.  He was responsible for financial management and support of all commercial areas of Shire’s $6 billion Specialty Pharmaceutical and Rare Disease businesses, including the Gastroenterology Business Unit, with an emphasis on resource allocation, financial forecasting, business cases and M&A. Prior to joining Shire, he was the founding CFO of Tengion — a biotechnology company in the field of Regenerative Medicine. Mr. Sender spent 15 years in a number of leadership roles within Merck, including Investor Relations, M&A Finance, Treasury and Divisional Financial Management.  Mr. Sender holds a bachelor’s degree in Finance and Information Systems from Boston University and a master’s degree in Industrial Administration (MBA) with a concentration in Finance from Carnegie-Mellon University.

Kunwar Shailubhai, Ph.D., M.B.A., has served as our Chief Scientific Officer since July 2008. From March 2004 until July 2008 he served as Senior Vice President, Drug Discovery, of Synergy which at that time was a subsidiary of Callisto Pharmaceuticals, Inc. (“Synergy DE”). From May 2003 until March 2004, Dr. Shailubhai served as Executive Vice President, Research and Development of Synergy DE. From 2001 to April 2003, Dr. Shailubhai held the position of Vice President, Drug Discovery at Synergy DE where he was chiefly responsible for the preclinical development of our GC-C agonist program for drugs to treat colon cancer and GI inflammation. Between 1993 and 2000, he was with Monsanto Company, serving as Group Leader of the cancer chemoprevention group. Dr. Shailubhai previously served as a Senior Staff Fellow at the National Institutes of Health, and as an Assistant Professor at the University of Maryland. Dr. Shailubhai received his Ph.D. in microbiology in 1984 from the University of Baroda, India, and his M.B.A. in 2001 from the University of Missouri, St. Louis.

Bernard F. Denoyer, C.P.A., M.B.A., has served as our Senior Vice President, Finance and Secretary since July 2008. From May 2013 until June 2014, Mr. Denoyer served as Chief Financial Officer of our previously wholly-owned subsidiary, ContraVir Pharmaceuticals, Inc.. From December 2007 until January 2013, Mr. Denoyer also served as Senior Vice President, Finance and Secretary of Callisto Pharmaceuticals, Inc., our former parent company, and from January 2004 to November 2007 Mr. Denoyer served as Callisto’s Vice President, Finance and Secretary. From October 2000 to December 2003, Mr. Denoyer was an independent consultant providing interim CFO and other services to emerging technology companies, including Callisto and certain portfolio companies of Marsh & McLennan Capital, LLC. From October 1994 until September 2000, Mr. Denoyer served as Chief Financial Officer and Senior Vice President at META Group, Inc., a public information technology research company, where he was instrumental in their 1995 IPO. Mr. Denoyer received his bachelor’s degree in Economics from Fairfield University, his M.B.A. in Finance from Columbia Business School and earned his CPA while with Ernst & Young.

Patrick H. Griffin, M.D. FACP. Dr. Griffin has served as our Executive Vice President and Chief Medical Officer since January 19, 2015, prior to which he served as our Senior Vice President and Chief Medical Officer since joining on May 23, 2013. From March 2012 until April 2013 Dr Griffin served as Associate Vice President Clinical Development and Head of External Innovation. From January 2010 to Feb 2012 Dr. Griffin served as Chief Medical Officer and Senior Vice President Development at Immusant, Inc. He is a board-certified physician in both internal medicine and gastroenterology, and is a Fellow of the American College of Physicians. He received his medical degree from Columbia University, completing a residency in internal medicine at Presbyterian Hospital in New York, and a fellowship in gastroenterology at Brigham and Women’s Hospital in Boston. Following his residency and fellowship, Dr. Griffin joined the medical faculty of Columbia College of Physicians and Surgeons, where he held a number of academic, clinical research, teaching and management positions, as well as a solo private practice in New York.

Troy Hamilton PharmD, M.B.A. Dr. Hamilton has served as our Executive Vice President, Chief Commercial Officer since February 2016 and as our Senior Vice President, Chief Commercial Officer from July 2015 to February 2016. Dr. Hamilton has over 20 years of experience in the pharmaceutical industry, with an emphasis on general management, P&L responsibility, commercialization, partnerships, acquisitions, and global product launches in the gastroenterology and primary care markets. Prior to joining Synergy, Dr. Hamilton held multiple commercial leadership roles over a nine year period at Shire Pharmaceuticals. Most recently, he was Vice President, Product Strategy and Commercial Lead for Shire’s Gastrointestinal (GI) Business Unit. Prior to this, he served as Vice President of GI International Marketing as part of a two year international assignment based in Belgium, and as General Manager for the Inflammatory Bowel Disease franchise globally. Dr. Hamilton joined Shire in 2006 as the Head of US Marketing, leading the successful launch of Lialda® and continued commercialization of Pentasa®. Previously, he spent 10 years at Johnson & Johnson’s Janssen Pharmaceuticals and McNeil Specialty Products in a number of in-house and field-based leadership roles within GI/primary care brand management, strategic planning, new product development, and medical services. Dr. Hamilton holds a BS in Pharmacy and PharmD from the University of the Sciences in Philadelphia and an MBA from St. Joseph’s University.

Marino Garcia.  Mr. Garcia has served as our Executive Vice President and Chief Strategy Officer since March 2016 and as our Senior Vice President — Corporate Development from March 2014 to March 2016.  Mr. Garcia has over 20 years of experience in various commercial, new product planning and business development roles.   Prior to joining Synergy, Mr. Garcia served as Vice President of Global Business Development at Aptalis Pharma, a privately held specialty company focused on the gastrointestinal and cystic fibrosis markets which was acquired by Forest Labs in early 2014.  From 2006 to 2010, Mr. Garcia served as Vice President of US Commercial Operations and New Product Development at Aspreva Pharmaceuticals, which was acquired by Zurich-based Vifor Pharmaceuticals.  Earlier in his career, Mr. Garcia served in various U.S. and international leadership roles of increasing responsibility in companies like Eli Lilly & Co and Pfizer.   Mr. Garcia received a Bachelor’s Degree in Business Administration from Concordia University in Montreal, Quebec, and an M.B.A. from the Richard Ivey School of Business at Western University in London, Ontario.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based on a review of the copies of such forms received, we believe that during 2015, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Compensation Committee Report

The following Compensation Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings.

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management.  Based on this review and these discussions, the Compensation Committee recommended to the Board of Directors that the following Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee
Thomas Adams, Chairman
John Brancaccio
Melvin K. Spigelman
Richard J. Daly

Compensation Discussion and Analysis

Overview

We compete with many other biotechnology companies in seeking to attract and retain a skilled work force. To meet this challenge, we have developed our compensation structure to enable our management to make decisions regarding our compensation programs, to manage these programs, and to effectively communicate the goals of these programs to our employees and stockholders. Our compensation philosophy is to offer our employees compensation and benefits that are competitive and that meet our goals of attracting, retaining and motivating highly skilled employees so that we can achieve our financial and strategic objectives. Utilizing this philosophy, our compensation programs are designed to:

•                  be “market-based” and reflect the competitive environment for personnel;

•                  stress our “pay for performance” approach to managing pay levels;

•                  share risks and rewards with employees at all levels;

•                  be affordable, within the context of our operating expense model;

•                  align the interests of our employees with those of our stockholders;

•                  reflect our values; and

•                  be fairly and equitably administered.

In addition, as we administer our compensation programs, we plan to:

•                  evolve and modify our programs to reflect the competitive environment and our changing business needs;

•                  focus on simplicity, flexibility and choice wherever possible;

•                  openly communicate the details of our programs with our employees and managers to ensure that our programs and their goals are understood; and

•                  provide our managers and employees with the tools they need to administer our compensation programs.

Elements of Our Compensation Program

As a total rewards package, we design our compensation program to enable us to attract and retain talented personnel. The individual elements of our compensation program serve to satisfy this larger goal in specific ways as described below.

We design base pay to provide the essential reward for an employee’s work, and are required to be competitive in attracting talent. Once base pay levels are initially determined, increases in base pay are provided to recognize an employee’s specific performance achievements. Consistent with our compensation philosophy, we implement a “pay for performance” approach that provides higher levels of compensation to individual employees whose results merit greater rewards. Our managers typically make performance assessments throughout the year, and provide ongoing feedback to employees, provide resources and maximize individual and team performance levels.

We design equity-based compensation, including stock options, to ensure that we have the ability to retain talent over a longer period of time, and to provide optionees with a form of reward that aligns their interests with those of our stockholders. We also utilize various forms of variable compensation, including cash bonuses that allow us to remain competitive with other companies while providing upside potential to those employees who achieve outstanding results. Core benefits, such as our basic health benefits, are designed to provide a stable array of support to employees and their families.

The four key elements of our compensation structure are:

•                  base pay;

•                  variable pay;

•                  equity-based pay; and

•                  benefits.

Consistent with our compensation philosophy, we have structured each element of our rewards package as follows:

Base Pay

We create a set of base pay structures that are both affordable and competitive in relation to the market. We continuously monitor base pay levels within the market and make adjustments to our structures as needed. In general, an employee’s base pay level should reflect the employee’s overall sustained performance level and contribution to our company over time. We seek to structure the base pay for our top performers to be aggressive in relation to the market.

The personnel involved in this process include all of the present top management positions within Synergy—Dr. Gary S. Jacob, CEO and Chairman, effective October 1st, 2013 through today; Senior Vice President of Finance, Mr. Bernard Denoyer; and Chief Scientific Officer, Dr. Kunwar Shailubhai. Our Compensation Committee also used information from the 2013 Executive Pay in the Biopharmaceutical Industry Report, prepared by Top 5 Data Services, Inc. This report includes an assessment of executive compensation change from fiscal year 2011 to 2012 in small life sciences companies under $25M in annual revenue.

Based on data from this report, the Compensation Committee was able to compare the overall compensation for the top management positions described above. This included the following compensation variables: 1) Base Salary 2) Target Incentive (% of Salary or consulting fee), 3) Target Incentive ($), 4) Total Cash Compensation, 5) Long-term Incentives, and 6) Total Direct Compensation. The Compensation Committee chose to use the aggregate of the compensation variables for each management position that the comparative analysis was performed on. Using the data from the independent Executive Compensation Assessment report that covered the compensation variables, our Compensation Committee was able to compare those data with the overall compensation for our members of top management. This included separate analyses for: Chairman and CEO, Senior VP of Finance, Chief Scientific Officer, Chief Medical Officer and Chief Commercial Officer, respectively. The analyses were guided by the principle that the Compensation Committee would position our compensation levels to be at or below the 50th percentile relative to the compensation levels in the “peer group”. Analyses showed this to be the case for all five members of the management team.

All of our named executive officers were found to have overall compensation levels below those of the peer group.

Variable Pay

We design our variable pay programs to be both affordable and competitive in relation to the market. We monitor the market and adjust our variable pay programs as needed. Our variable pay programs, such as our bonus program, are designed to motivate employees to achieve overall goals. Our programs are designed to avoid entitlements, to align actual payouts with the actual results achieved and to be easy to understand and administer.

Equity-Based Rewards

We design our equity programs to be both affordable and competitive in relation to the market. We monitor the market and applicable accounting, corporate, securities and tax laws and regulations and adjust our equity programs as needed. Stock options and other forms of equity compensation are designed to reflect and reward a high level of sustained individual performance over time. We design our equity programs to align employees’ interests with those of our stockholders.

Benefits Programs

We design our benefits programs to be both affordable and competitive in relation to the market while conforming with local laws and practices. We monitor the market, local laws and practices and adjust our benefits programs as needed. We design our benefits programs to provide an element of core benefits, and to the extent possible, offer options for additional benefits, be tax-effective for employees in each country and balance costs and cost sharing between us and our employees.

Our stock options typically have annual vesting over a three-year period and a term of ten years, in order to encourage a long-term perspective and to encourage key employees to remain with us. We also use performance based vesting in our option grants. Generally, vesting and exercise rights cease upon termination of employment. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

Timing of Equity Awards

Only the Compensation Committee may approve stock option grants to our executive officers. Stock options are generally granted at predetermined meetings of the Compensation Committee. On limited occasions, grants may occur upon unanimous written consent of the Compensation Committee, which occurs primarily for the purpose of approving a compensation package for newly hired or promoted executive. The exercise price of a newly granted option is the closing price of our common stock on the date of grant.

Executive Equity Ownership

We encourage our executives to hold a significant equity interest in our company. However, we do not have specific share retention and ownership guidelines for our executives.

Performance-Based Compensation and Financial Restatement

We have not considered or implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executives and other employees where such payments were predicated upon the achievement of certain financial results that were subsequently the subject of a financial restatement.

Severance and Change in Control Arrangements

Several of our executives have employment and other agreements which provide for severance payment arrangements and/or acceleration of stock option vesting that would be triggered by an acquisition or other change in control of our company. See “—Employment Agreements Control Arrangements” below for a description of the severance and change in control arrangements for our named executive officers.

Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives.

Section 162(m) of the Internal Revenue Code imposes a limit on the amount of compensation that we may deduct in any one year with respect to our chief executive officer and each of our next four most highly compensated executive officers, unless certain specific and detailed criteria are satisfied.

Performance-based compensation, as defined in the Internal Revenue Code, is fully deductible if the programs are approved by stockholders and meet other requirements. We believe that grants of equity awards under our existing stock plans qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to receive a federal income tax deduction in connection with such awards. In general, we have determined that we will not seek to limit executive compensation so that it is deductible under Section 162(m). However, from time to time, we monitor whether it might be in our interests to structure our compensation programs to satisfy the requirements of Section 162(m). We seek to maintain flexibility in compensating our executives in a manner designed to promote our corporate goals and therefore our compensation committee has not adopted a policy requiring all compensation to be deductible. Our compensation committee will continue to assess the impact of Section 162(m) on our compensation practices and determine what further action, if any, is appropriate.

Role of Executives in Executive Compensation Decisions

Our board of directors and our Compensation Committee generally seek input from our Chairman and Chief Executive Officer, Gary S. Jacob, when discussing the performance of, and compensation levels for executives other than himself. The Compensation Committee also works with Dr. Jacob and our Chief Financial Office evaluating the financial, accounting, tax and retention implications of our various compensation programs. Neither Dr. Jacob nor any of our other executives participates in deliberations relating to his or her compensation.

Chief Executive Officer Compensation for Fiscal Year 2015

On January 7, 2015, Dr. Gary Jacob, Chief Executive Officer and President entered into a fourth amended and restated employment agreement with us. The base salary for Dr. Jacob is $520,000 effective January 1, 2016 and the term of this agreement began on January 1, 2013 and ends on December 31, 2016.  On January 18, 2016, we entered into an amendment to the employment agreement with Dr. Jacob.  The amendment, among other things, provides that if Dr. Jacob’s employment is terminated by us other than for cause or as a result of his death or disability or if he terminates his employment for good reason and such termination occurs within one year following a change of control, he shall receive a payment equal to his target bonus for the year in which the termination occurs, on a pro-rated basis.

Dr. Jacob is eligible to receive a cash bonus of up to 50% of his base salary per year based on meeting certain performance objectives and bonus criteria. Dr. Jacob is also eligible to receive a realization bonus in the event that we enter into an out-license agreement for our technology or enter into a joint venture in which we contribute such rights to the joint venture where the enterprise value equals or exceeds a minimum of $250 million during the term of the agreement or the license fees we contract to receive equals or exceeds $50 million. The realization bonus will be equal to the enterprise value in the case of a joint venture or the sum of the license fees actually received in the case of an out license, multiplied by 0.5%. In addition, in the event we engage in a merger transaction or a sale of substantially all of our assets where (i) our enterprise value at the time of the merger or sale equals or exceed $400 million and our stockholders prior to consummation of the merger or sale beneficially own less than 20% of the stock of the surviving entity after consummation of the merger or (ii) our enterprise value at the time of the merger or sale or 12 months after the merger or sale equals or exceed $250 million and our stockholders prior to consummation of the merger or sale beneficially own 20% or more of the stock of the surviving entity after consummation of the merge, Dr. Jacob shall receive a bonus in an amount determined by multiplying the enterprise value by 2.5%. In addition, in the event we engage in a merger transaction or a sale of substantially all of our assets where (i) our enterprise value at the time of the merger or sale equals or exceed $1 billion and our stockholders prior to consummation of the merger or sale beneficially own less than 20% of the stock of the surviving entity after consummation of the merger, Dr. Jacob shall receive a bonus in an amount determined by multiplying the enterprise value by 3.5%.

The Compensation Committee believes that Dr. Jacob’s employment agreement incentivizes Dr. Jacob to the maximum extent possible to obtain the highest price possible for shareholders in the event of a sale or merger of our company.

2015 Bonus

On December 15, 2015, the Compensation Committee approved a bonus of $300,000 for Dr. Jacob, which was 60% of such individual’s base compensation for 2015. The Compensation Committee reviewed the following factors, among other things, in determining the amount of the bonus awarded to Dr. Jacob.

• File CIC New Drug Application by December 31, 2015

• Advance IBS-C Phase 3 program during 2015

• Build Organization for Commercial Launch

• Improve Financial Management and Budget Planning and Control Process

• Progress Dolcanatide Development

Dr. Jacob’s employment agreement allows for an annual bonus equal to 50% of his base compensation. The Compensation Committee believed that Dr. Jacob did an outstanding job during 2015 in a challenging environment.

In making its determination as to whether Dr. Jacob achieved his performance objectives for awarding 2015 bonus, the Compensation Committee looked at the above-mentioned performance objectives in totality and what the achievement of those performance objectives meant to us and our business. The Compensation Committee did not assign actual levels of achievement to each objective.

2016 Bonus Criteria

The bonus criteria for 2016 includes, among other things:

R&D and Regulatory Filings

•                  File CIC New Drug Application in early 2016

•                  File IBS-C New Drug Application by end of 2016

•                  Continue development efforts for dolcanatide in UC

Plecanatide Launch Readiness

•                  Ensure Quality Product is available for Launch and Supply

•                  Execute pre-launch Medical Affairs and Commercial Activities

•                  Develop Strategic and Tactical Commercial Plan

Finance and Business Development

•                  Develop and Implement Funding Strategy

•                  Best Efforts on Business Development

Compensation Risk Management

We have considered the risk associated with our compensation policies and practices for all employees, and we believe we have designed our compensation policies and practices in a manner that does not create incentives that could lead to excessive risk taking that would have a material adverse effect on us.

Compensation Summary

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Chief Executive Officer, Principal Financial Officer and two other highest paid executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the “named executive officers”) for fiscal year 2015.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Total ($)
Gary S. Jacob PhD	2015	500,000	300,000	3,411,678	4,211,678
Chairman and CEO	2014	500,000	250,000	2,332,879	3,082,879
	2013	425,000	255,000	240,536	920,536

Gary Sender	2015	44,425	0	1,086,095	1,130,520
Chief Financial Officer(2)

Kunwar Shailubhai, PhD	2015	306,000	118,800	1,159,744	1,584,544
Chief Science Officer	2014	300,000	92,000	885,275	1,277,275
	2013	270,000	98,500	300,671	669,171

Patrick Griffin	2015	368,333	144,800	682,618	1,195,751
Chief Medical Officer(3)	2014	340,883	104,500	521,960	967,293
	2013	195,739	65,000	961,198	1,221,937

Troy Hamilton	2015	168,372	75,830	1,118,722	1,362,924
Chief Commercial Officer(4)

(1)         Amounts represent the aggregate grant date fair value in accordance with FASB ASC Topic 718, using the Black-Scholes valuation model.

(2)         Mr. Sender was appointed Chief Financial Officer on November 10, 2015.

(3)         Dr. Griffin was appointed Chief Medical Officer on May 27, 2013.

(4)         Mr. Hamilton was appointed Chief Commercial Officer on May 29, 2015.

2015 Grants of Plan-Based Awards

The following table sets forth information regarding stock option awards to our named executive officers under our stock option plans during the fiscal year ended December 31, 2015:

Name	Grant Date	Number of Securities Underlying Stock Options	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value ($)(1)
Gary Jacob	7/24/2015	300,000	$7.91	$1,638,284
Gary Jacob	9/29/2015	500,000	$5.39	$1,773,394
Gary Sender	11/16/2015	375,000	$5.92	$1,086,095
Kunwar Shailubhai	7/24/15	50,000	$7.91	$273,047
Kunwar Shailubhai	9/29/15	250,000	$5.39	$886,697
Patrick Griffin	7/24/2015	125,000	$7.91	$682,618
Troy Hamilton	5/29/2015	375,000	$4.33	$1,118,722

(1) Amounts represent the aggregate grant date fair value in accordance with FASB ASC Topic 718, using the Black-Scholes valuation model.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table sets forth information for the named executive officers regarding the number of shares subject to both exercisable and unexercisable stock options and restricted stock, as well as the exercise prices and expiration dates thereof, as of December 31, 2015.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price Range	Option Expiration Dates	Number of Shares or Units of Restricted Stock That Have Vested(6)
Gary Jacob(1)	2,535,765	2,600,001	$0.50 - $9.12	3/17/16 — 9/29/25	187,470
Gary Sender (2)	—	375,000	$5.92	11/16/2025	—
Kunwar Shailubhai(3)	1,110,014	825,000	$0.50 - $7.91	7/3/18 — 9/29/25	62,441
Patrick Griffin(4)	325,000	425,000	$2.98 - $7.91	5/24/23 — 7/25/25	—
Troy Hamilton(5)	—	375,000	$4.33	5/29/2025	—

(1)                                 The unexercisable options of 900,000 vest upon change of control, 33,334 vest on July 12, 2016; and 300,000 options vest one third on June 10, 2016 and 2017; and 1,000,000 options vest 333,333 on December 12, 2016 and 333,334 on December 31, 2017.

(2)                                 Vest one third on November 16, 2016, 2017 and 2018, respectively.

(3)                                 The unexercisable options of 150,000 vest upon change of control, 41,666 vest on July 12, 2016; and 100,000 options vest one third on June 10, 2016 and 2017; and 400,000 options vest 133,333 on December 12, 2016 and 133,334 on December 31, 2017.

(4)                                 The unexercisable options of 200,000 vest 100,000 options on May 24, 2016; and 16,666 vest on July 12, 2016; and 25,000; and 100,000 options vest one third on June 10, 2016 and 2017; and 175,000 options vest one third on December 122016 and 2017.

(5)                                 Vest one third on May 29, 2016, 2017 and 2018, respectively.

(6)                                 The restricted stock awards vested fully on July 3, 2010.

2015 Option Exercises And Stock Vested

The following table contains information about the exercise of stock options by each of our named executive officers during 2015:

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Gary Jacob	62,965	$219,748

(1)                                 Value realized represents the difference between the closing price per share of our common stock on the date of exercise and the exercise price per share, multiplied by the number of shares acquired on exercise.

Employment Agreements and Change in Control Agreements

Gary S. Jacob, Ph.D.

On January 7, 2015, Dr. Gary Jacob, Chief Executive Officer and President entered into a fourth amended and restated employment agreement with us. The base salary for Dr. Jacob is $520,000, effective January 1, 2016 and the term of this agreement began on January 1, 2013 and ends on December 31, 2016. Dr. Jacob is eligible to receive a cash bonus of up to 50% of his base salary per year based on meeting certain performance objectives and bonus criteria. Dr. Jacob is also eligible to receive a realization bonus in the event that we enter into an out-license agreement for our technology or enter into a joint venture in which we contribute such rights to the joint venture where the enterprise value equals or exceeds a minimum of $250 million in the term of the agreement or the license fees we contract to receive equals or exceeds $50 million. The realization bonus will be equal to the enterprise value in the case of a joint venture or the sum of the license fees actually received in the case of an out license, multiplied by 0.5%. In addition, in the event we engage in a merger transaction or a sale of substantially all of our assets where (i) our enterprise value at the time of the merger or sale equals or exceed $400 million and our stockholders prior to consummation of the merger or sale beneficially own less than 20% of the stock of the surviving entity after consummation of the merger or (ii) our enterprise value at the time of the merger or sale or 12 months after the merger or sale equals or exceed $250 million and our stockholders prior to consummation of the merger or sale beneficially own 20% or more of the stock of the surviving entity after consummation of the merge, Dr. Jacob shall receive a bonus in an amount determined by multiplying the enterprise value by 2.5%. In addition, in the event we engage in a merger transaction or a sale of substantially all of its assets where (i) our enterprise value at the time of the merger or sale equals or exceed $1 billion and its stockholders prior to consummation of the merger or sale beneficially own less than 20% of the stock of the surviving entity after consummation of the merger, Dr. Jacob shall receive a bonus in an amount determined by multiplying the enterprise value by 3.5%.

If the employment agreement is terminated by us other than for cause or as a result of Dr. Jacob’s death or permanent disability or if Dr. Jacob terminates his employment for good reason which includes a change of control, Dr. Jacob shall receive (i) a severance payment equal to the higher of the aggregate amount of the Executive’s Base Salary for the then remaining term of the agreement or twelve times the average monthly base salary paid or accrued during the three full calendar months preceding the termination, (ii) expense compensation in an amount equal to twelve times the sum of his average base salary during the three full months preceding the termination, (iii) immediate vesting of all unvested stock options and the extension of the exercise period of such options to the later of the longest period permitted by our stock option plans or ten years following the termination date, (iv) payment in respect of compensation earned but not yet paid and (v) payment of the cost of medical insurance for a period of twelve months following termination.

On January 18, 2016,  we entered into an amendment to the employment agreement with Dr. Jacob pursuant to which, among other things, provides that if Dr. Jacob’s employment is terminated by the Company other than for cause or as a result of Dr. Jacob’s death or disability or if Dr. Jacob terminates his employment for good reason and such termination occurs within one year following a change of control, Dr. Jacob shall receive a payment equal to his target bonus for the year in which the termination occurs, on a pro-rated basis.

Gary L. Sender

On November 10, 2015, Gary L. Sender entered into an executive employment agreement with us in which he agreed to serve as Executive Vice President and Chief Financial Officer. The term of the agreement was effective as of November 16, 2015, continues until November 16, 2016 and is automatically renewed for successive one year periods at the end of each term. Mr. Sender’s base salary is $355,000. He is eligible to receive a cash bonus of up to 40% of his base salary per year at the discretion of the Compensation Committee of the Board of Directors. If the employment agreement is terminated by Synergy other than for cause or as a result of Mr. Sender’s death or permanent disability or if Mr. Sender terminates his employment for good reason which includes a change of control, Mr. Sender shall receive (i) a severance payment equal to the higher of the aggregate amount of his base salary for the then remaining term of the agreement or his then current base salary for one year, (ii) immediate vesting of all unvested stock options and the extension of the exercise period of such options to the later of the longest period permitted by our stock option plans or ten years following the termination date, (iii) payment in respect of compensation earned but not yet paid, (iv) payment of the cost of medical insurance for a period of twelve months following termination and (v) payment of any earned but unpaid incentive compensation from any previously completed calendar year.  If Mr. Sender’s employment is terminated by the Company other than for cause or as a result of Mr. Sender’s death or disability or if Mr. Sender terminates his employment for good reason and such termination occurs within one year following a change of control, Mr. Sender shall receive a payment equal to his target bonus for the year in which the termination occurs, on a pro-rated basis

Kunwar Shailubhai

On January 8, 2015, Kunwar Shailubhai entered into a third amended and restated employment agreement with us, which amended his previous agreement, dated April 6, 2004, as amended and restated on June 25, 2012 and March 31, 2014. The term of the agreement continues until June 25, 2016 and is automatically renewed for successive one year periods at the end of each term. Dr. Shailubhai’s base salary is $345,000effective January 1, 2016. He is eligible to receive a cash bonus of up to 35% of his base salary per year at the discretion of the Compensation Committee of the Board of Directors. Dr. Shailubhai is also eligible to receive a realization bonus in the event that we enter into an out-license agreement for our technology or enter into a joint venture in which we contribute such rights to the joint venture where the enterprise value equals or exceeds a minimum of $250 million during the term of the agreement or the license fees we contract to receive equals or exceeds $50 million. The realization bonus will be equal to the enterprise value in the case of a joint venture or financing or the sum of the license fees actually received multiplied by 0.2%. In addition, in the event we engage in a merger transaction or a sale of substantially all of our assets where (i) our enterprise value at the time of the merger or sale equals or exceed $400 million and our stockholders prior to consummation of the merger or sale beneficially own less than 20% of the stock of the surviving entity after consummation of the merger or (ii) our enterprise value at the time of the merger or sale or 12 months after the merger or sale equals or exceed $250 million and our stockholders prior to consummation of the merger or sale beneficially own 20% or more of the stock of the surviving entity after consummation of the merger, Dr. Shailubhai shall receive a bonus in an amount determined by multiplying the enterprise value by 1.0%. In addition, in the event we engage in a merger transaction or a sale of substantially all of our assets where (i) our enterprise value at the time of the merger or sale equals or exceed $1 billion and its stockholders prior to consummation of the merger or sale beneficially own less than 20% of the stock of the surviving entity after consummation of the merger, Dr. Shailubhai shall receive a bonus in an amount determined by multiplying the enterprise value by 1.17%.

If the employment agreement is terminated by Synergy other than for cause or as a result of Dr. Shailubhai’s death or permanent disability or if Dr. Shailubhai terminates his employment for good reason which includes a change of control, Dr. Shailubhai shall receive (i) a severance payment equal to the higher of the aggregate amount of his base salary for the then remaining term of the agreement or twelve times the average monthly base salary paid or accrued during the three full calendar months preceding the termination, (ii) immediate vesting of all unvested stock options and the extension of the exercise period of such options to the later of the longest period permitted by our stock option plans or ten years following the termination date, (iii) payment in respect of compensation earned but not yet paid and (iv) payment of the cost of medical insurance for a period of twelve months following termination.

On January 18, 2016,  we entered into an amendment to the employment agreement with Dr. Shailubhai pursuant to which, among other things, provides that if Dr. Shailubhai’s employment is terminated by the Company other than for cause or as a result of Dr. Shailubhai’s death or disability or if Dr. Shailubhai terminates his employment for good reason and such termination occurs within one year following a change of control, Dr. Shailubhai shall receive a payment equal to his target bonus for the year in which the termination occurs, on a pro-rated basis.

Patrick H. Griffin

On July 12, 2013, Patrick H. Griffin entered into an amended and restated executive employment agreement with us in which he agreed to serve as Chief Medical Officer. The term of the agreement was effective as of May 27, 2013, continues until May 27, 2014 and is automatically renewed for successive one year periods at the end of each term. Dr. Griffin’s base salary is $385,000 effective January 1, 2016. He is eligible to receive a cash bonus of up to 40% of his base salary per year at the discretion of the Compensation Committee of the Board of Directors. If the employment agreement is terminated by Synergy other than for cause or as a result of Dr. Griffin’s death or permanent disability or if Dr. Griffin terminates his employment for good reason which includes a change of control, Dr. Griffin shall receive (i) a severance payment equal to the higher of the aggregate amount of his base salary for the then remaining term of the agreement or twelve times the average monthly base salary paid or accrued during the three full calendar months preceding the termination, (ii) immediate vesting of all unvested stock options and the extension of the exercise period of such options to the later of the longest period permitted by our stock option plans or ten years following the termination date, (iii) payment in respect of compensation earned but not yet paid and (iv) payment of the cost of medical insurance for a period of twelve months following termination.

On January 18, 2016,  we entered into an amendment to the employment agreement with Dr. Griffin pursuant to which, among other things, provides that if Dr. Griffin’s employment is terminated by the Company other than for cause or as a result of Dr. Griffin’s death or disability or if Dr. Griffin terminates his employment for good reason and such termination occurs within one year following a change of control, Dr. Griffin shall receive a payment equal to his target bonus for the year in which the termination occurs, on a pro-rated basis.

Troy Hamilton

On May 29, 2015, Troy Hamilton entered into an amended and restated executive employment agreement with us in which he agreed to serve as Chief Commercial Officer. The term of the agreement was effective as of July 8, 2015, continues until July 8, 2016 and is automatically renewed for successive one year periods at the end of each term. Mr. Hamilton’s base salary is $355,000 effective January 1, 2016. He is eligible to receive a cash bonus of up to 40% of his base salary per year at the discretion of the Compensation Committee of the Board of Directors. If the employment agreement is terminated by Synergy other than for cause or as a result of Mr. Hamilton’s death or permanent disability or if Mr. Hamilton terminates his employment for good reason which includes a change of control, Mr. Hamilton shall receive (i) a severance payment equal to the higher of the aggregate amount of his base salary for the then remaining term of the agreement or twelve times the average monthly base salary paid or accrued during the three full calendar months preceding the termination, (ii) immediate vesting of all unvested stock options and the extension of the exercise period of such options to the later of the longest period permitted by our stock option plans or ten years following the termination date, (iii) payment in respect of compensation earned but not yet paid and (iv) payment of the cost of medical insurance for a period of twelve months following termination.

On January 18, 2016,  we entered into an amendment to the employment agreement with Mr. Hamilton pursuant to which, among other things, provides that if Mr. Hamilton’s employment is terminated by the Company other than for cause or as a result of Mr. Hamilton’s death or disability or if Mr. Hamilton terminates his employment for good reason and such termination occurs within one year following a change of control, Mr. Hamilton shall receive a payment equal to his target bonus for the year in which the termination occurs, on a pro-rated basis.

Potential Payments Upon Termination Or Change In Control

Other than the provisions of the executive severance benefits to which our Named Executive Officers would be entitled to at December 31, 2015 as set forth above, we have no liabilities under termination or change in control conditions. We do not have a formal policy to determine executive severance benefits. Each executive severance arrangement is negotiated on an individual basis.

The tables below estimate the current value of amounts payable to our named executive officers in the event that a termination of employment occurred on December 31, 2015. The closing price of our common stock, as reported on The NASDAQ Global Select Market, was $5.67 on December 31, 2015. The following tables exclude certain benefits, such as accrued vacation, that are available to all employees generally. The actual amount of payments and benefits that would be provided can only be determined at the time of a change in control and/or the named executive officer’s qualifying separation from Synergy.

Gary S. Jacob, Ph.D.

Termination By Synergy Without Cause or by Executive for Good Reason (1)
Value of Option Shares Accelerated(2)	$6,104,668
Cash Payments(3)	$1,780,000

Total Cash Benefits and Payments	$7,884,668

(1)         Relates to the termination of Executive’s employment: (a) by us without cause within 12 months prior to a change of control that was pending during such 12 month period, (b) by Dr. Jacob for good reason within 12 months after a change of control, (c) by us without cause at any time upon or within 12 months after a change of control, or (d) by us without cause outside of a change of control

(2)         Relates to 2,300,001 unvested in-the-money stock options that would be subject to accelerated vesting. Excludes 300,000 unvested out-of-the-money stock options as of December 31, 2015, that would be subject to accelerated vesting.

(3)         Excludes realization bonus in the event of a change of control.

Gary Sender

Termination By Synergy Without Cause or by Executive for Good Reason (1)
Value of Option Shares Accelerated(2)	$0
Cash Payments	$451,000

Total Cash Benefits and Payments	$451,000

(1)         Relates to the termination of Executive’s employment: (a) by us without cause within 12 months prior to a change of control that was pending during such 12 month period, (b) by Executive for good reason within 12 months after a change of control, (c) by us without cause at any time upon or within 12 months after a change of control, or (d) by us without cause outside of a change of control

(2)         Executive has no unvested in-the-money stock options that would be subject to accelerated vesting. Excludes 375,000 unvested out-of-the-money stock options as of December 31, 2015, that would be subject to accelerated vesting.

Kunwar Shailubhai, Ph.D.

Termination By Synergy Without Cause or by Executive for Good Reason (1)
Value of Option Shares Accelerated(2)	$1,576,084
Cash Payments(3)	$441, 375

Total Cash Benefits and Payments	$2,017,459

(1)         Relates to the termination of Executive’s employment: (a) by us without cause within 12 months prior to a change of control that was pending during such 12 month period, (b) by Executive for good reason within 12 months after a change of control, (c) by us without cause at any time upon or within 12 months after a change of control, or (d) by us without cause outside of a change of control

(2)         Relates to 775,000 unvested in-the-money stock options that would be subject to accelerated vesting.  Excludes 50,000 unvested out-of-the-money stock options as of December 31, 2015, that would be subject to accelerated vesting.

(3)         Excludes realization bonus in the event of a change of control.

Patrick Griffin, M.D.

Termination By Synergy Without Cause or by Executive for Good Reason (1)
Value of Option Shares Accelerated(2)	$481,334
Cash Payments	$486,000

Total Cash Benefits and Payments	$967,334

(1)         Relates to the termination of Executive’s employment: (a) by us without cause within 12 months prior to a change of control that was pending during such 12 month period, (b) by Executive for good reason within 12 months after a change of control, (c) by us without cause at any time upon or within 12 months after a change of control, or (d) by us without cause outside of a change of control

(2)         Relates to 300,000 unvested in-the-money stock options that would be subject to accelerated vesting. Excludes 125,000 unvested out-of-the-money stock options as of December 31, 2015, that would be subject to accelerated vesting.

Troy Hamilton

Termination By Synergy Without Cause or by Executive for Good Reason (1)
Value of Option Shares Accelerated(2)	$502,500
Cash Payments	$451,000

Total Cash Benefits and Payments	$953,500

(1)         Relates to the termination of Executive’s employment: (a) by us without cause within 12 months prior to a change of control that was pending during such 12 month period, (b) by Executive for good reason within 12 months after a change of control, (c) by us without cause at any time upon or within 12 months after a change of control, or (d) by us without cause outside of a change of control

(2)         Relates to 375,000 unvested in-the- money stock options that would be subject to accelerated vesting. Excludes no unvested out-of-the-money stock options as of December 31, 2015, that would be subject to accelerated vesting.

Compensation of Directors

Upon election to the Board, each non-employee and non-consultant director receives a grant of 45,000 stock options vesting over three years and having an exercise price equal to the fair market value of the common stock on the date of grant. Non-employee and non-consultant directors also receive an annual stock option grant for serving on board committees. Chairpersons of the Audit Committee, Compensation Committee, Corporate Governance/Nominating Committee, and External Communication Oversight Committee receive 10,000, 5,000, 5,000 and 5000, respectively, and members of such committees receive 9,000, 6,000, 3,000, 1,500 and 1,500 stock option respectively.

Non-employee and non-consultant directors also receive an annual cash fee of $35,000 as well as cash compensation for serving on board committees. Chairpersons of the Audit Committee, Compensation Committee, Corporate Governance/Nominating Committee, and External Communication Oversight Committee receive $18,000, $13,000, $9,500, and $10,000, respectively, and members of such committees receive $9,000, $6,500, $5,500, and $5,000 respectively.  Members of the Commercial Committee receive $6,500 annually.

Director Compensation Table for 2015

The following table sets forth summary information concerning the total compensation earned by our non-employee directors in 2015 for services to our company.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (8)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Melvin K. Spigelman(1)	71,500	—	185,672	—	—	—	257,172
John P. Brancaccio(2)	77,000	—	202,055	—	—	—	279,055
Thomas H. Adams(3)	60,500	—	158,368	—	—	—	218,868
Christopher McGuigan (4)	53,500	—	147,446	—	—	—	200,946
Alan Joslyn(5)	49,500	—	125,602	—	—	—	175,102
Richard J. Daly(6)	28,375	—	347,134	—	—	—	375,509
Timothy S. Callahan(7)	29,000	—	347,698	—	—	—	375,698

(1)           As of December 31, 2015,384,614 stock options were outstanding, of which 283,000 were exercisable.

(2)           As of December 31, 2015, 371,483 stock options were outstanding, of which 272,202 were exercisable.

(3)           As of December 31, 2015, 294,496 stock options were outstanding, of which 206,799 were exercisable.

(4)           As of December 31, 2015, 297,811 stock options were outstanding, of which 209,280 were exercisable.

(5)           As of December 31, 2015, 197,020 stock options were outstanding, of which 105,373 were exercisable.

(6)           Appointed July 2015.  As of December 31, 2015, 64,056 stock options were outstanding, of which none were exercisable.

(7)           Appointed July 2015.  As of December 31, 2015, 65,056 stock options were outstanding, of which none were exercisable.

(8)         Amounts represent the aggregate grant date fair value in accordance with FASB ASC Topic 718, using the Black-Scholes valuation model.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee is responsible for reviewing and approving, as appropriate, all transactions with related persons, in accordance with its charter and the Nasdaq marketplace rules.

Transactions between us and one or more related persons may present risks or conflicts of interest or the appearance of conflicts of interest. Our Code of Ethics requires all employees, officers and directors to avoid activities or relationships that conflict, or may be perceived to conflict, with our interests or adversely affect our reputation. It is understood, however, that certain relationships or transactions may arise that would be deemed acceptable and appropriate so long as there is full disclosure of the interest of the related parties in the transaction and review and approval by disinterested directors to ensure there is a legitimate business reason for the transaction and that the transaction is fair to us and our stockholders.

In connection with its review and approval or ratification, if appropriate, of any related party transaction, our Audit Committee is to consider whether the transaction will compromise standards included in our Code of Ethics. In the case of any related party transaction involving an outside director or nominee for director, the Audit Committee also is to consider whether the transaction will compromise the director’s status as an independent director as prescribed in the Nasdaq marketplace rules.

All of our related party transactions will be disclosed in our filings with the SEC in accordance with SEC rules.

OTHER MATTERS

Synergy has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters.  However, if any other matters shall properly come before the Annual Meeting or any adjournment or postponement thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly.  In the event you are able to attend the Annual Meeting, at your request, Synergy will cancel your previously submitted proxy.

ADDITIONAL INFORMATION

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or proxy materials, please notify your broker or call our Secretary at (212) 297-0020, or submit a request in writing to our Secretary, Synergy Pharmaceuticals Inc., 420 Lexington Avenue, Suite 2012, New York, New York  10170. Stockholders who currently receive multiple copies of the Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Annual Reports and Form 10-K

Additional copies of Synergy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 may be obtained without charge by writing to the Secretary, Synergy Pharmaceuticals Inc., 420 Lexington Avenue, Suite 2012, New York, New York 10170.

By Order of the Board of Directors

/s/ Gary S. Jacob, Ph.D.
Gary S. Jacob, Ph.D.
Chairman of the Board of Directors

April 20, 2016

PROXY CARD

SYNERGY PHARMACEUTICALS INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON JUNE 7, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, Gary S. Jacob and Gary Sender, and each of them, as proxies, each with full power of substitution, to represent and to vote all the shares of common stock of Synergy Pharmaceuticals Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on June 7, 2016 and at any adjournments thereof, subject to the directions indicated on this Proxy Card.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

IMPORTANT—This Proxy must be signed and dated on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 7, 2016 at 9:00 a.m. local time at the offices of Synergy Pharmaceuticals Inc. located at 420 Lexington Avenue, Suite 2012, New York, New York 10170.  The proxy statement and 2015 annual report on Form 10-K are available at www.pstvote.com/synergy2016.

THIS IS YOUR PROXY

YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Synergy Pharmaceuticals Inc. to be held at the offices of the Company located at 420 Lexington Avenue, Suite 2012, New York, New York 10170, on Monday, June 7, 2016, beginning at 9:00 a.m. local time.

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED AND

FOR PROPOSALS 1, 2 AND 3.

1. Election of Directors	FOR	WITHHOLD
Nominees

01-Gary S. Jacob	☐	☐
02-Melvin K. Spigelman	☐	☐
03-John P. Brancaccio	☐	☐
04-Thomas H. Adams	☐	☐
05-Richard J. Daly	☐	☐
06-Alan F. Joslyn	☐	☐
07-Timothy S. Callahan	☐	☐

2. Proposal to ratify the appointment of BDO USA, LLP as Synergy’s independent registered public accountants for fiscal year ending December 31, 2016.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Proposal to approve, on an advisory basis, the compensation of Synergy’s named executive officers.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please indicate if you plan to attend this meeting:	☐	Yes	☐	No

Important:  Please sign exactly as name appears on this proxy.  When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Dated: , 2016

Signature

Signature
(Joint Owners)

Name (printed)

Title

YOUR VOTE IS IMPORTANT

VOTE TODAY IN ONE OF TWO WAYS:

1.                                      VOTE BY INTERNET:

Log-on to www.pstvote.com/synergy2016

Enter your control number printed below

Vote your proxy by checking the appropriate boxes

Click on “Accept Vote”

OR

2.                                   VOTE BY MAIL:  If you do not wish to vote over the internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS:

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., prevailing time, on June 6, 2016.

Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.